Exhibit 99.1

Ethan Allen Interiors Inc.
Investor / Media Contact:
David R. Callen
Vice President Finance & Treasurer
203-743-8305

ETHAN ALLEN REPORTS RESULTS FOR QUARTER
AND FISCAL YEAR ENDED JUNE 30, 2011

DANBURY, CT., August 3, 2011 – Ethan Allen Interiors Inc. (“Ethan Allen”, the “Company”, “We”, or “Our”) (NYSE:ETH) reported operating results for the three and twelve months ended June 30, 2011.

Mr. Farooq Kathwari, Chairman, President and CEO commenting on the results stated, “We are pleased at the growth in sales and net income during the fourth quarter and fiscal year ended June 30, 2011. Our fourth quarter net sales increased 9.0% and net income, excluding special items, increased 32.7%. During the same period our written (booked) orders for the retail division increased by 14.6%.  We ended the year with $107.8 million of cash and securities after reducing our debt during the 2011 fiscal year by $38.2 million.”

Mr. Kathwari continued, “We had strong results for our fiscal year ending June 30, 2011. Net sales increased by 15.1% and our net income, excluding special items improved to $16.9 million compared to a loss of $4.2 million in fiscal 2010. Our improving trends in written business, especially in the second half of our fiscal year, resulted in stronger retail and wholesale backlogs than this time last year. We also made major progress in improving our vertically integrated enterprise during fiscal 2011.”

Three Months Ended June 30, 2011
Net sales for the quarter ended June 30, 2011 were $178.0 million, an increase of 9.0% compared with the prior year quarter.  The Company’s Retail division net sales were $136.8 million, an increase of 13.0% from the prior year quarter. Written orders booked during the quarter by the Retail division were 14.6% greater than the prior year quarter including comparable design center orders which grew 12.9%.

Net income for the quarter ended June 30, 2011 was $7.2 million or $0.25 earnings per diluted share compared with a net loss the prior year of $26.5 million or $0.91 per diluted share. Excluding special items in both periods, net income for the quarter ended June 30, 2011 was $6.1 million or $0.21 per diluted share compared with $4.6 million or $0.16 per diluted share in the prior year period.

Twelve Months Ended June 30, 2011
For the twelve months ended June 30, 2011, net sales were $679.0 million, up 15.1% from the prior year comparable period. Net income year to date was $29.3 million or $1.01 per diluted share compared with a year to date net loss of $44.3 million or $1.53 loss per diluted share the prior year. Excluding special items, earnings were $0.58 per diluted share for fiscal year 2011 compared with a net loss per diluted share of $0.15 for fiscal year 2010.

Mr. Kathwari concluded, “Our focus on our Five Priorities: projecting a relevant message, accelerating the development of stylish and attainable products, strengthening our retail network, investing in technology, and developing relevant sourcing and logistics, continues to position us well. We are pleased that our written business in July continued to be ahead of the previous year. While we are operating in an uncertain economic environment, we remain cautiously optimistic of the opportunity to continue our progress and increase both sales and profitability.”

Analyst Conference Call
The Company will conduct a conference call at 11:00 AM (Eastern) on Thursday, August 4th to discuss the financial results and its business initiatives. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors .

About Ethan Allen
Ethan Allen Interiors Inc. is a leading interior design company and a manufacturer and retailer of quality home furnishings. Ethan Allen offers free interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and through a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates seven manufacturing facilities in North America, including five manufacturing plants and one sawmill in the United States and one manufacturing plant in Mexico. Over seventy percent of its products are made in our United States plants. For more information on Ethan Allen’s products and services, visit ethanallen.com.

This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2010 (the “2010 Form 10-K”) and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A “Risk Factors” of the 2010 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

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Ethan Allen Interiors Inc.
Selected Financial Information
Unaudited
(in thousands)

Selected Consolidated Financial Data:

	Three Months Ended		Twelve Months Ended
	06/30/11	06/30/10	06/30/11	06/30/10

Net sales	$178.0	$163.3	$679.0	$590.1
Gross margin	52.9%	49.5%	51.5%	47.5%
Operating margin	6.4%	7.6%	4.7%	-2.0%
Operating margin (excluding special items*)	6.8%	5.6%	5.0%	0.2%
Net income (loss)	$7.2	$(26.5)	$29.3	$(44.3)
Net income (loss) (excluding special items* and unusual income tax effects)	$6.1	$4.6	$16.9	$(4.2)
Operating cash flow	$22.6	$17.7	$63.2	$51.3
Capital expenditures	$3.4	$2.3	$9.1	$9.9
Acquisitions	$2.3	$0.1	$3.0	$0.1
Treasury stock repurchases (settlement date basis)	$0.0	$0.0	$5.4	$0.0

EBITDA	$15.9	$19.8	$57.3	$21.5
EBITDA as % of net sales	8.9%	12.2%	8.4%	3.6%

EBITDA (excluding special items*)	$16.6	$15.5	$57.6	$27.0
EBITDA as % of net sales (excluding special items*)	9.4%	9.5%	8.5%	4.6%

Selected Financial Data by Business Segment:
	Three Months Ended		Twelve Months Ended
	06/30/11	06/30/10	06/30/11	06/30/10
Retail
Net sales	$136.8	$121.2	$505.9	$438.5
Operating margin	-1.4%	2.3%	-2.9%	-6.6%
Operating margin (excluding special items*)	-0.9%	-1.6%	-2.7%	-7.1%

Wholesale
Net sales	$110.5	$100.1	$422.9	$362.5
Operating margin	12.8%	11.1%	11.6%	3.9%
Operating margin (excluding special items*)	12.8%	12.5%	11.8%	8.2%

* Special items consist of restructuring, impairment, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.
Condensed Consolidated Income Statements
Unaudited
(in thousands)

	Three Months Ended		Twelve Months Ended
	06/30/11	06/30/10	06/30/11	06/30/10

Net sales	$177,952	$163,304	$678,960	$590,054
Cost of sales	83,803	82,387	329,500	309,777
Gross profit	94,149	80,917	349,460	280,277
Operating expenses:
Selling	43,067	33,021	161,609	142,562
General and administrative	39,034	34,989	154,792	147,013
Restructuring and impairment charge	733	448	1,126	2,437
Total operating expenses	82,834	68,458	317,527	292,012
Operating income (loss)	11,315	12,459	31,933	(11,735)
Interest and other income	111	2,161	5,564	4,872
Interest expense	2,477	2,986	11,126	11,924
Income (loss) before income taxes	8,949	11,634	26,371	(18,787)
Income tax expense (benefit)	1,774	38,178	(2,879)	25,529
Net income (loss)	$7,175	$(26,544)	$29,250	$(44,316)

Basic earnings per common share:
Net income (loss) per basic share	$0.25	$(0.91)	$1.02	$(1.53)
Basic weighted average shares outstanding	28,772	29,069	28,758	28,982

Diluted earnings per common share:
Net income (loss) per diluted share	$0.25	$(0.91)	$1.01	$(1.53)
Diluted weighted average shares outstanding	29,007	29,069	28,966	28,982

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	June 30, 2011	June 30, 2010

Assets
Current assets:
Cash and cash equivalents	$78,519	$73,852
Marketable securities	12,909	11,075
Accounts receivable, net	15,036	17,105
Inventories	141,692	134,040
Prepaid expenses & other current assets	20,372	23,620
Total current assets	268,528	259,692

Property, plant and equipment, net	294,853	305,747
Intangible assets, net	45,128	45,128
Restricted cash and investments	16,391	17,318
Other assets	3,425	3,892

Total Assets	$628,325	$631,777

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	19	3,898
Customer deposits	62,649	52,605
Accounts payable	26,958	23,952
Accrued expenses & other current liabilities	64,990	65,287
Total current liabilities	154,616	145,742

Long-term debt	165,013	199,369
Other long-term liabilities	18,975	19,123
Deferred income taxes	8,034	9,084
Total liabilities	346,638	373,318

Shareholders' equity	281,687	258,459

Total Liabilities and Shareholders' Equity	$628,325	$631,777

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three and Twelve Months Ended June 30, 2011 and 2010
Unaudited
(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2011	2010	2011	2010
Net Income / Earnings Per Share
Net income (loss)	$7,175	$(26,544)	$29,250	$(44,316)
Special items net of related tax effects *	465	(2,756)	194	7,722
Unusual income tax effects	(1,492)	33,932	(12,505)	32,386
Net income (loss) (excluding special items* and unusual income tax effects)	$6,148	$4,632	$16,939	$(4,208)
Basic weighted average shares outstanding	28,772	29,069	28,758	28,982
Earnings (loss) per basic share	$0.25	$(0.91)	$1.02	$(1.53)
Earnings (loss) per basic share (excluding special items* and unusual income tax effects)	$0.21	$0.16	$0.59	$(0.15)

Diluted weighted average shares outstanding	29,007	29,069	28,966	28,982
Earnings (loss) per diluted share	$0.25	$(0.91)	$1.01	$(1.53)
Earnings (loss) per diluted share (excluding special items* and unusual income tax effects)	$0.21	$0.16	$0.58	$(0.15)

Consolidated Operating Income / Operating Margin
Operating income (loss)	$11,315	$12,459	$31,933	$(11,735)
Add: special items *	733	(3,340)	1,805	13,161
Operating income (loss) (excluding special items*)	$12,048	$9,119	$33,738	$1,426
Net sales	$177,952	$163,304	$678,960	$590,054
Operating margin	6.4%	7.6%	4.7%	-2.0%
Operating margin (excluding special items*)	6.8%	5.6%	5.0%	0.2%

Wholesale Operating Income / Operating Margin
Wholesale operating income (loss)	$14,147	$11,102	$49,223	$14,201
Add: special items	-	1,374	679	15,661
Wholesale operating income (excluding special items*)	$14,147	$12,476	$49,902	$29,862
Wholesale net sales	$110,479	$100,094	$422,946	$362,468
Wholesale operating margin	12.8%	11.1%	11.6%	3.9%
Wholesale operating margin (excluding special items*)	12.8%	12.5%	11.8%	8.2%

Retail Operating Income / Operating Margin
Retail operating income (loss)	$(1,902)	$2,743	$(14,669)	$(28,764)
Add: special items	733	(4,714)	1,126	(2,500)
Retail operating income (loss) (excluding special items*)	$(1,169)	$(1,971)	$(13,543)	$(31,264)
Retail net sales	$136,844	$121,153	$505,910	$438,539
Retail operating margin	-1.4%	2.3%	-2.9%	-6.6%
Retail operating margin (excluding special items*)	-0.9%	-1.6%	-2.7%	-7.1%

* Special items consist of restructuring, impairment, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three and Twelve Months Ended June 30, 2011 and 2010
Unaudited
(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2011	2010	2011	2010

EBITDA
Net income (loss)	$7,175	$(26,544)	$29,250	$(44,316)
Add: interest expense (income), net	2,269	2,665	10,076	10,907
Less: income tax expense (benefit)	1,774	38,178	(2,879)	25,529
Add: depreciation and amortization (including accelerated depreciation)	4,696	5,549	20,816	29,398
EBITDA	$15,914	$19,848	$57,263	$21,518
Net sales	$177,952	$163,304	$678,960	$590,054
EBITDA as % of net sales	8.9%	12.2%	8.4%	3.6%
EBITDA	$15,914	$19,848	$57,263	$21,518
Add: special items*	733	(4,340)	305	5,531
Adjusted EBITDA	$16,647	$15,508	$57,568	$27,049
Net sales	$177,952	$163,304	$678,960	$590,054
Adjusted EBITDA as % of net sales	9.4%	9.5%	8.5%	4.6%

* Special items consist of restructuring, impairment, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.